Exhibit 99.1

Maxar Technologies Announces Sale of $150 Million Senior Secured Notes and Repurchase of Existing Notes

Westminster, CO – June 23, 2020 – Maxar Technologies Inc. (NYSE:MAXR) (TSX:MAXR), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, has entered into a purchase agreement with respect to the sale of $150 million aggregate principal amount of 7.54% senior secured notes due 2027 (the “Notes”). The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will have an interest rate of 7.54% per annum and will be issued at a price equal to 98.25% of their face value.

The closing of the sale of the Notes, which is subject to customary conditions, is expected to occur on or about June 25, 2020. The Notes will be senior, first-priority secured obligations of the Company initially guaranteed on a senior, first-priority secured basis by the Company’s subsidiaries that are guarantors under its existing syndicated credit facility and its 9.750% Senior Secured Notes due 2023.

Proceeds from the Notes are expected to be used for general corporate purposes, including to finance the purchase price payable upon our exercise of an option to purchase all the outstanding equity interests not currently owned by the Company or its subsidiaries of Vricon, Inc., the holding company for a joint venture in which the Company holds 50% (the “Vricon Acquisition”). Consummation of this offering is not contingent on completion of the Vricon Acquisition and if the Vricon Acquisition is not consummated, the Company may use the proceeds for any other general corporate purposes.

The Notes and the guarantees will not be registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and no offer, solicitation or sale will be made in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Separately, on June 23, 2020, the Company entered into a repurchase agreement pursuant to which it has agreed to repurchase, in a privately negotiated transaction, $150,000,000 aggregate principal amount of its 9.750% Senior Secured Notes due 2023 (the “Existing Notes”). The Existing Notes will be repurchased (the “Repurchase”) at a price 112.45% of the principal amount thereof, subject to customary closing conditions. The Repurchase is expected to close on June 25, 2020.

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. Maxar delivers disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Maxar’s unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,000 team members in 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com